Exhibit 99.1

Coldwater Creek Announces Pricing of Public Offering of Common Stock

Sandpoint, Idaho, October 19, 2011 — Coldwater Creek Inc. (NASDAQ: CWTR) today announced the pricing of its underwritten public offering of 26,500,000 shares of its common stock at a price to the public of $0.85 per share. The offering is expected to close on October 24, 2011 subject to customary closing conditions. The Company also granted the underwriter a 30-day option to purchase up to an additional 3,975,000 shares of common stock.  After deducting the underwriting discount and estimated offering expenses payable by the Company, the Company expects to receive net proceeds of approximately $21,061,388 assuming the underwriter does not exercise its option to purchase additional shares of common stock.  All of the shares are being offered by the Company.

The Company intends to use the net proceeds of the offering for working capital and other capital expenditures, which may include investments in its marketing strategy and supply chain, as well as other general corporate purposes.

Piper Jaffray & Co. is acting as sole underwriter and manager for the offering.

The shares are being issued pursuant to an effective shelf registration statement.  Printed copies of the prospectus supplement and prospectus relating to the offering may be obtained, when available, by contacting Piper Jaffray & Co., by mail at 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402, or by telephone at (800) 747-3924.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s common stock, nor shall there be any sale of the common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under securities laws of any such state or jurisdiction.  This offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective shelf registration statement.

Coldwater Creek is a leading specialty retailer of women’s apparel, gifts, jewelry, and accessories that was founded in 1984 and is headquartered in Sandpoint, Idaho. The Company sells its merchandise through premium retail stores across the country online and through its catalogs.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the securities laws, including statements regarding the ability of Coldwater Creek to satisfy the conditions to the closing of the offering and the intended use of the net proceeds from the offering.  These statements are based on management’s current expectations and are subject to a number of uncertainties, risks and assumptions that may not fully materialize or may prove incorrect. As a result, our actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, whether or not the Company is able to raise capital through the sale of common stock or to consummate the offering, the final terms of the offering, the satisfaction of customary closing conditions, prevailing market conditions, the anticipated use of the proceeds of the offering, the impact of general economic or industry conditions, and such other factors as are discussed in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We do not assume any obligation to publicly release any revisions to forward-looking statements to reflect events or changes in our expectations after the date of this release.

Contact:	Lyn Walther
Divisional Vice President,
Investor Relations
208-265-7005
Web site:
www.coldwatercreek.com

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